As filed with the Securities and Exchange Commission on November 1, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

QWEST COMMUNICATIONS INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	84-1339282
(State or other jurisdiction	(I.R.S. employer identification no.)
of incorporation or organization)

1801 California Street, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

QWEST COMMUNICATIONS INTERNATIONAL INC. EQUITY INCENTIVE PLAN
(Full title of the plan)

Stephen E. Brilz
Vice President and Deputy General Counsel
Qwest Communications International Inc.
1801 California Street
Denver, Colorado 80202
 (Name and address of agent for service)

(303) 992-1400
(Telephone number, including area code of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common Stock, par value $0.01 per share	100,000,000	$8.68	$868,000,000	$92,876

(1)                                  Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended.  The price per share and aggregate offering price are based on the average of the high and low sales prices of the Common Stock of Qwest Communications International Inc. (“Qwest”) on October 27, 2006, as reported on the New York Stock Exchange.

The Exhibit Index for this Registration Statement is on page 5.

INCORPORATION OF EARLIER REGISTRATION STATEMENTS BY REFERENCE

Qwest hereby incorporates by reference into this registration statement the contents of the registration statements on Form S-8 filed on behalf of Qwest with the Securities and Exchange Commission on June 23, 2000 (File No. 333-40050), August 18, 1998 (File No. 333-61725) and June 26, 1997 (File No. 333-30123).

EXHIBITS

Exhibit Number	Description

4.1	Qwest Communications International Inc. Equity Incentive Plan, as amended (incorporated by reference to Qwest’s Proxy Statement for the 2006 Annual Meeting of Stockholders, File No. 001-15577)

5.1	Opinion of Stephen E. Brilz, Esq.

23.1	Consent of KPMG LLP

23.2	Consent of Stephen E. Brilz, Esq. (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on this 1st day of November, 2006.

QWEST COMMUNICATIONS INTERNATIONAL INC.

By:	/s/ Stephen E. Brilz
Stephen E. Brilz
Vice President and Deputy General Counsel
(Duly Authorized Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard C. Notebaert, Oren G. Shaffer and Stephen E. Brilz, or anyone of them, as his or her attorney-in-fact and agent, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may or shall lawfully do, or cause to be done, by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons, in the capacities indicated below, on May 24, 2006.

Signature	Titles

/s/ Richard C. Notebaert	Director, Chairman and Chief Executive Officer
Richard C. Notebaert	(Principal Executive Officer)

/s/ Oren G. Shaffer	Vice Chairman and Chief Financial Officer
Oren G. Shaffer	(Principal Financial Officer)

/s/ John W. Richardson	Controller and Senior Vice President
John W. Richardson	(Principal Accounting Officer)

/s/ Linda G. Alvarado	Director
Linda G. Alvarado

/s/ Charles L. Biggs	Director
Charles L. Biggs

/s/ K. Dane Brooksher	Director
K. Dane Brooksher

/s/ Peter S. Hellman	Director
Peter S. Hellman

Signature	Titles

/s/ R. David Hoover	Director
R. David Hoover

/s/ Patrick J. Martin	Director
Patrick J. Martin

/s/ Caroline Matthews	Director
Caroline Matthews

/s/ Wayne W. Murdy	Director
Wayne W. Murdy

/s/ Frank P. Popoff	Director
Frank P. Popoff

/s/ James A. Unruh	Director
James A. Unruh

EXHIBIT INDEX

Exhibit Number	Description

4.1	Qwest Communications International Inc. Equity Incentive Plan, as amended (incorporated by reference to Qwest’s Proxy Statement for the 2006 Annual Meeting of Stockholders, File No. 001-15577)

5.1	Opinion of Stephen E. Brilz, Esq.

23.1	Consent of KPMG LLP

23.2	Consent of Stephen E. Brilz, Esq. (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)